UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2004
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Each non-employee member of our board of directors is eligible to receive $2,500 per quarter in cash consideration for serving on our board of directors. At the discretion of our board of directors, our non-employee directors may be permitted to forgo all or part of their cash payment for service on the board of directors in exchange for a grant of restricted stock under our 2004 Equity Incentive Plan having a fair market value equal to the amount of foregone cash compensation. These grants shall be issued pursuant to a stock grant notice in substantially the form attached to this current report as Exhibit 10.1.

On October 28, 2004, Brian P. McAndrews, Mary Alice Taylor and Joanna A. Strober each elected to forgo their cash payment for service on the board of directors in exchange for 85 shares of our common stock at a price of $29.35 per share under our 2004 Equity Incentive Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Form of Stock Grant Notice pursuant to the 2004 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By: /s/ Diane M. Irvine

Diane M. Irvine
Chief Financial Officer
(Principal Accounting and Financial Officer)

Dated: December 10, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Form of Stock Grant Notice pursuant to 2004 Equity Incentive Plan.